UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2014

__________

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2014, Premier Exhibition Management, LLC (the “Company”), a subsidiary of Premier Exhibitions, Inc., entered into a License with Twentieth Century Fox Licensing & Merchandising, a division of Fox Entertainment Group, Inc., as administrator for Twentieth Century Fox Film Corporation (“FOX”) to produce one (1) exhibition based on the Ice Age series of films. The initial term of the Agreement is five (5) years from the opening date of the first exhibition. The Company has one (1) five (5) year option to renew the term which is subject to the Company’s full compliance with its obligations under the agreement.

The exhibition will feature the artwork, characters, stories, and creative elements of the following four (4) theatrical motion pictures: “ICE AGE,” “ICE AGE: THE MELTDOWN,” “ICE AGE: DAWN OF DINOSAURS,” and “ICE AGE: CONTINENTAL DRIFT.”  PEM will present the exhibition at museums, science centers and exhibition centers throughout the world. PEM is required to open the exhibit by March 31, 2016 and FOX has the right to terminate the agreement if the first exhibit is not opened by that date.

Pursuant to the Exhibition License Agreement, the Company will produce and present the exhibition and will operate a merchandise store for exhibition related products.  The production costs will be funded by the Company. The exhibit has a minimum production budget of $3,000,000.

 FOX will be paid a non-refundable guarantee of $2 million paid as follows: an advance totaling $750,000, $250,000 of which was previously paid, and $500,000 payable upon the mutual execution of the agreement; $450,000 payable on or before March 31, 2018; $400,000 payable on or before March 31, 2019; and $400,000 payable on or before March 31, 2020. The Company will also pay FOX  ten (10%) percent royalties on gross ticket and merchandise sales, after deduction of  taxes, credit card processing fees, and customer returns (the “Royalty”).  Fox will also receive thirty percent (30%) of sponsorship revenue after expenses of fulfillment if FOX initiates the sponsorship, or twenty percent (20%) of the sponsorship revenue after expenses of fulfillment if the Company initiates the sponsorship.

The non-refundable guarantee will be recoupable by PEM from the Royalty payable to FOX according to the following schedule: $400,000 of the advance shall be recoupable against the Royalty earned for the period of time between November 4, 2014 and the earlier of one year after the exhibition opens to the public or March 31, 2017.  The remaining $350,000 of the advance shall be recoupable against the Royalty earned during the period between the date one year after the date the exhibition opens to the public (and in any event no later than March 30, 2017) and the date two years after the date the exhibit opens to the public (and in any event no later than March 30, 2018).  Thereafter, each payment of the non-refundable guarantee shall be recoupable against the Royalty earned during the twelve (12) month period immediately following the payment due date of such non-recoupable guarantee.

This summary does not purport to be complete and is qualified by reference to the full text of the Exhibit Promoter Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 8.01	Other Events.

On November 6, 2014, Premier Exhibitions, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Exhibition License Agreement between Twentieth Century Fox Licensing & Merchandising, a division of Fox Entertainment Group, Inc., as administrator for Twentieth Century Fox Film Corporation and Premier Exhibition Management LLC dated October 30, 2014

99.1	Press Release dated November 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little Interim Chief Executive Officer and Chief Financial Officer

Date: November 6, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1
Exhibition License Agreement between Twentieth Century Fox Licensing and Merchandising, a division of Fox Entertainment Group, Inc. as administrator for Twentieth Century Fox Film Corporation and Premier Exhibition Management LLC dated October 30, 2014

99.1	Press Release dated November 6, 2014